UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2020

Liberated Syndication Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55779	47-5224851
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5001 Baum Boulevard, Suite 770, Pittsburgh, PA 15213
(Address of principal executive offices) (Zip Code)

(412) 621-0902
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 12, 2021, the Board of Directors (the “Board”) of Liberated Syndication Inc., a Nevada corporation (the “Company”), determined that the following financial statements should no longer be relied upon:

●
The Consolidated Balance Sheet as of December 31, 2019, the Consolidated Statement of Operations for the year ended December 31, 2019, the Statement of Stockholders’ Equity for the year ended December 31, 2019, and the Consolidated Statement of Cash Flows for the year ended December 31, 2019, all as presented in the Company’s Annual Report on Form 10-K for the period ended December 31, 2019, as previously filed with the Securities and Exchange Commission on May 15, 2020.

●
The related interim financial statements and interim financial statements for the first three quarters of 2019 and 2020.

The information set forth in Item 8.01 is incorporated by reference into this Item 4.02.

Denis Yevstifeyev, the Chairman of the Audit Committee of the Board of Directors, has discussed with the Company’s independent accountant the matters disclosed in this Item 4.02.

The Company will correct the financial statements for 2019 and the quarterly reports for 2020 in forthcoming amendments to the relevant Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2021, the Board appointed Douglas Woodrum to the Company’s Board of Directors, effective immediately. Mr. Woodrum will receive compensation for his services on the Board of Directors as described under the capital “Director Compensation” of the Company’s proxy statement that was filed on October 15, 2020, or as otherwise determined by the Board.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 is a press release issued by the Company on March 17, 2021 announcing the appointment of Mr. Woodrum to the Board.

The information under Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed filed for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

The Company is subject to indirect taxes and state income taxes it has not paid, collected from our customers, or reserved for on its financial statements, which could materially hurt our business, financial condition, or operating results. The Company has also underreported the personal income, and failed to withhold sufficient Federal withholding taxes for certain employees, officers, and directors, which has resulted, and will result in the future, withholding tax liability that has not been reserved for in our financial statements.

In the second quarter of 2020, the Company established an uncertain tax reserve of approximately $1.2 million related to an ongoing IRS examination. That examination was completed in the fourth quarter of 2020. As a result, the Company filed amended federal income tax returns for 2017, 2018, and 2019. Those amended returns included both the results of the examination and the favorable impact through increased compensation deductions of amended quarterly payroll returns discussed below. The company’s previously reported tax liabilities were $0 for 2017, $868,529 for 2018, and $1,179,388 for 2019. Those amended federal income tax returns had tax liabilities, excluding interest, of $84,478 for 2017, $791,990 for 2018, and $807,544 for 2019. Resulting in a net reduction of liabilities of $363,905 As a result of filing amended returns the Company will remove its uncertain tax position reserve in the fourth quarter of 2020.

In June 2018, the United States Supreme Court issued South Dakota v. Wayfair, Inc. (Wayfair) holding that a state may require a remote seller with no physical presence in the state to collect and remit sales tax on goods and services provided to purchasers in the state, overturning certain existing court precedent. This precedent also impacted state income tax apportionment rules.

The Company has failed to apportion revenue and file 2019 and 2020 state and local sales and income tax returns in the manner required by Wayfair. We have evaluated our state tax filings with respect to the Wayfair decision and are in the process of normalizing our related tax practices. The Company has engaged a state sales tax compliance firm and is conducting an effort to accomplish apportionment and normalize its state filings for sales, use, and, income taxes. The Company has completed a detailed estimate of taxes owed and has begun the process of filing the required tax returns. The Company estimates its state income tax liability at $159,970 for 2020 and $120,358 for 2019. The Company estimates its state sales tax liability at $130,008 for 2020 and $119,102 for 2019. The Company has not yet completed estimates for local or regional sales taxes. Pair Network’s and Webmayhem’s transaction systems lack the capability to handle invoicing of sales taxes and so those taxes will be self-assessed and remitted until such capability is put in place. The company has just begun evaluating the systems improvements needed to collect sales taxes, but does not have a timeline for that system improvement.

During the third quarter of 2020, the Company determined that it had incorrectly reported the personal income related to its restricted stock vesting events in 2017, 2018, and 2019. The Company underreported such personal income, failed to report the income in a timely fashion and failed to withhold Federal withholding taxes at an appropriate level. As a result, the Company has amended its local, state and federal quarterly payroll tax filings for the third quarter of 2017, the second quarter of 2018, the fourth quarter of 2018, the second quarter of 2019, and the fourth quarter of 2019 and issued amended reports of income to the impacted employees, officers, and directors. The total amount of underreported personal income across the three years is $3,807,500 million. The Company estimates the net tax liability related to this error at $1,418,055 of which $493,358 was remitted in conjunction with its quarterly payroll tax filing amendments. The Company is in the process of estimating the anticipated penalties and interest liability assessments related to this error.

Effective January 1, 2015, the European Union (EU) began applying Value Added Taxes (VAT) to digital goods and services. Several additional countries where the Company has customers, such as Australia, have followed with indirect taxation of digital goods and services. These rules require a remote seller with no physical presence in the country to collect and remit VAT or General Sales Taxes (GST) on goods and services provided to purchasers in that country. Effective January 1, 2021 the EU has added additional regulations that require payment processors to effectively cease handling transactions for non-compliant firms.

The Company has determined that its Webmayhem subsidiary (dba Libsyn Podcasting) erroneously has failed to apportion revenue and file VAT and GST tax returns for the years 2015-2020 in the manner required by the EU and at least 3 non-EU jurisdictions. The Company has determined that its Pair subsidiary is VAT compliant in the EU, but needs to evaluate two non-EU jurisdictions which have implemented VAT/GST on digital goods. The Company has engaged an international indirect tax compliance firm and is currently conducting an effort to accomplish appropriate apportionment and normalize its filings for international indirect taxes. The Company cannot estimate when this normalization effort will be completed. It estimates tax liabilities of $323,770 for 2020 and $267,972 for 2019. The Company has not completed its estimates for 2015-2018 tax liability, nor for penalty and interest liability for 2015 through 2020. Webmayhem’s transaction systems are not enabled to handle invoicing of VAT or GST taxes. Therefore, Webmayhem’s VAT and GST taxes will be self-assessed and remitted until such capability is put in place. The company has just begun evaluating the Webmayhem systems improvements needed to collect VAT and GST, but does not have a timeline for that system improvement.

One or more jurisdictions might assert that we have liability for periods for which we have not collected VAT, GST, or other similar taxes, and if such an assertion or assertions succeeded it could materially hurt our business, financial condition, and operating results. In addition, one or more jurisdictions may change their laws or policies to apply their sales, use or other similar taxes to our operations, and if such changes were made it could materially hurt our business, financial condition, and operating results.

The Company has performed a materiality assessment concerning the tax errors as they relate to 2019 financial statements and determined those errors, in total were material. The Company is unable to complete assessments for prior years until it completes its estimates of taxes, penalties, and interest liabilities for those years.

As a result of this materiality assessment and determination concerning the tax accounting errors, the Company also is reviewing and evaluating related internal controls and its recording and reporting of other personal income and payroll related information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Press Release, dated March 17, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATED SYNDICATION INC.

Date: March [16], 2021	By:	/s/ Richard P. Heyse
Name: Richard P. Heyse Title: Chief Financial Officer